UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 1, 2004

Meade Instruments Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22183	95-2988062
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6001 Oak Canyon, Irvine, California		92618-5200
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949 451-1450

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On December 1, 2004 Meade Instruments Corp. ("Meade") entered into a First Amendment to Asset Purchase Agreement, by and between Coronado Technology Group, LLC, an Arizona limited liability company ("Coronado"), together with Geraldine Hogan, an individual ("Hogan"), David Lunt, an individual ("Lunt"), Jordan Frazier, an individual ("Frazier"), Andrew G. Lunt, an individual ("A. Lunt"), and Nicholas J. Ilka, an individual ("Ilka" and collectively with Hogan, Lunt, Frazier and A. Lunt, the "Principals") on the one hand, and Meade and Coronado, Inc., a California corporation and wholly-owned subsidiary of Meade that subsequently changed its name to Coronado Instruments, Inc., a California corporation ("Meade-Coronado"), on the other (the "Amendment" and together with that certain Asset Purchase Agreement, dated as of October 20, 2004 by and among the same parties, the "Amended Purchase Agreement") in connection with its acquisition of all the assets and assumption of substantially all the liabilities of Coronado.

The acquisition was completed pursuant to the terms and conditions of the Amended Purchase Agreement. Pursuant to the Amended Purchase Agreement, Meade-Coronado pays Coronado an initial payment of $2.5 million (the "Initial Payment") in connection with the acquisition (subject to certain adjustments set forth in the Amended Purchase Agreement).

Meade-Coronado may also pay an earnout payment equal to the greater of (a) 75% of Coronado’s net sales for a 12-month earnout period, determined in accordance with GAAP, less the Initial Payment and subject to certain conditions, or (b) the product of three and the dollar amount of Coronado’s EBITDA for a 12-month earnout period, determined in accordance with GAAP, less the Initial Payment. The Amended Purchase Agreement also includes standard representations, warranties and covenants, as well other standard terms and conditions.

The assets purchased include, without limitation, equipment, inventory, intellectual property including patents, patent applications, trade secrets and trademarks.

A copy of the Amendment is included herewith as Exhibit 10.59 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit 10.59

First Amendment to Asset Purchase Agreement, dated as of December 1, 2004, by and between Coronado Technology Group, L.L.C., an Arizona limited liability company, together with Geraldine Hogan, an individual ("Hogan"), David Lunt, an individual ("Lunt"), Jordan Frazier, an individual ("Frazier"), Andrew G. Lunt, an individual ("A. Lunt"), and Nicholas J. Ilka, an individual on the one hand, and Meade Instruments Corp., a Delaware corporation and Coronado, Inc., a California corporation and wholly-owned subsidiary of Meade that subsequently changed its name to Coronado Instruments, Inc., a California corporation,on the other, excluding Schedules and Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Meade Instruments Corp.

December 6, 2004	By:	/s/ Mark D. Peterson

Name: Mark D. Peterson
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.59	First Amendment to Asset Purchase Agreement dated December 1, 2004.